UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________

FORM 8-K
____________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
  Date of Report (Date of earliest event reported): October 2, 2025

LivePerson, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41926	13-3861628
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

530 7th Ave, Floor M1
New York, New York 10018
(Address of principal executive offices, with zip code)

(212) 609-4200
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LPSN	The Nasdaq Stock Market LLC
Rights to Purchase Series A Junior Participating Preferred Stock	None	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On October 2, 2025, LivePerson, Inc. (the “Company”) held a special meeting of its stockholders virtually via live audio webcast (the “Special Meeting”). As described under Item 5.07 of this Current Report on Form 8-K, at the Special Meeting, the stockholders of the Company approved the proposed amendment (the “Stock Increase Charter Amendment”) to the Company’s Fourth Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to increase the number of authorized shares of capital stock of the Company from 200.0 million shares of common stock, par value $0.001 (the “Common Stock”) to 300.0 million shares of Common Stock. The Stock Increase Charter Amendment is described in detail under “Proposal No. 2: Authorized Common Stock Increase Proposal” commencing on page 25 of the Company’s definitive proxy statement filed with the Securities and Exchange Commission on September 17, 2025 (“Proxy Statement”) in connection with the Special Meeting. The Stock Increase Charter Amendment became effective upon its filing with the Secretary of State of the State of Delaware on October 3, 2025. The description of the Stock Increase Charter Amendment is qualified in its entirety by reference to the full text of the Certificate of Amendment No. 2 to the Certificate of Incorporation, which is filed with this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

As of September 15, 2025, the record date for the Special Meeting, there were a total of 150,594,095 shares of the Company’s Common Stock outstanding, and 26,551 shares of the Company's Series B Fixed Rate Convertible Perpetual Preferred Stock (the “Series B Preferred Stock”) outstanding that entitled holders thereof to an aggregate 16,080,310 votes (which includes the limitation on voting rights imposed by the Beneficial Ownership Limitation (as defined in the Proxy Statement)). The outstanding shares of Common Stock and Series B Preferred Stock as of the record date represented all of the outstanding voting securities of the Company. At the Special Meeting, the holders of 74,781,018 shares of Common Stock and Series B Preferred Stock were represented in person or by proxy, and therefore a quorum was present.

At the Special Meeting, the stockholders approved an amendment to the Certificate of Incorporation (i) to effect a reverse stock split of the Company’s Common Stock, subject to the Board’s discretion, at a ratio of not less than 1-for-5 and not greater than 1-for-20, with the exact ratio to be set within that range at the discretion of the Board, without further approval or authorization of the Company’s stockholders, prior to October 2, 2026 and, (ii) when the reverse stock split is effected, to decrease the number of authorized shares of the Company’s Common Stock in the same ratio as is selected for the reverse stock split (such amendment, the “Reverse Stock Split Charter Amendment”), with the following voting results:

Votes For	Votes Against	Abstain
88,626,269	2,196,791	19,879
At the Special Meeting, the stockholders also approved the Stock Increase Charter Amendment to increase the number of authorized shares of Common Stock by a factor of 1.5x, prior to giving effect to any reverse stock split approved pursuant to the Reverse Stock Split Amendment, with the following voting results:

Votes For	Votes Against	Abstain
80,456,114	10,351,475	35,350

Item 8.01 Other Events.

Conversion of Series B Preferred Stock

The stockholder approval of the Stock Increase Charter Amendment, and the filing acceptance by the Secretary of State of the State of Delaware of the Stock Increase Charter Amendment resulted in the conversion of all 26,551 shares of Series B Preferred Stock into an aggregate 23,217,594 shares of Common Stock, which shares are expected to be issued on October 7, 2025.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following documents are included as exhibits to this report:

Exhibit No.	Description
3.1	Certificate of Amendment No. 2 to the Fourth Amended and Restated Certificate of Incorporation effective as of October 3, 2025.
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    October 7, 2025
LIVEPERSON, INC.
(Registrant)

By:    /s/ MONICA L. GREENBERG
Monica L. Greenberg
Executive Vice President, Policy and General Counsel